Exhibit 99.1

Bulldog Technologies Announces Engagement of
Aurelius Consulting to Lead Investor Relations

RICHMOND, British Columbia — (BUSINESS WIRE) — July 27, 2004 — Bulldog Technologies Inc. (OTCBB: BLLD), a leading developer and manufacturer of real-time, comprehensive monitoring and intrusion detection devices for the cargo transportation industry, announced today that it has hired the Aurelius Consulting Group, Inc. to lead its institutional and retail investor relations programs.

The Aurelius Consulting Group is a nationally recognized investor relations firm, known for its ability to help emerging growth companies build a following among retail and institutional investors. John Cockburn, Chief Executive Officer of Bulldog, stated: “Upon careful consideration of the investor relations firms in the marketplace, we chose the Aurelius Consulting Group, Inc. to partner with us based on their track record of professionalism, integrity, and results in helping smaller publicly held companies create awareness among investors.” Cockburn added, “We look forward to having Aurelius as an integral part of our team, and are confident that that their online and off-line investor outreach programs will be of indispensable value in communicating the Bulldog story, thus increasing the value of all shareholders.” Dave Gentry, President of Aurelius Consulting Group, commented, “We are very pleased with the opportunity to represent Bulldog Technologies. They are a recognized leader in the vitally important, high profile market of international cargo security. Bulldog has assembled a management team that brings extensive experience and knowledge from the industry that will drive the success of Bulldog. The technology they have engineered is truly groundbreaking. We look forward to leveraging our national and international relationships as we put in place a comprehensive investor relations program to educate the market on the Bulldog Technologies opportunity.”

About Bulldog Technologies

Bulldog Technologies Inc. is a provider of wireless security systems for the supply chain industry. Bulldog has developed the Road BOSSTM (Bulldog Online Security System) for mobile cargo transported in trailers, delivery trucks/vans, and ocean containers. The Yard BOSSTM is a proprietary asset protection and security system developed for cargo containers and trailers stored for extended periods in freight yards and facilities. www.bulldog-tech.com

About The Aurelius Consulting Group

The Aurelius Consulting Group (ACG) focuses primarily on creating retail and institutional support for undervalued, undiscovered micro-cap companies. The Aurelius network consists of stock brokers, fund managers, investment bankers, analysts and institutions who actively seek opportunities in the micro- and small-cap sectors. In addition to traditional communication and marketing efforts that put publicly held companies face-to-face with Wall Street’s micro-cap equity players, the Aurelius Consulting Group employs a variety of communication programs, including direct mail, advanced telemarketing, and e-mail and web-based advertising. www.runonideas.com

Statements in this news release, which are not purely historical, are forward-looking statements, including any statements regarding beliefs, plans, expectations or intentions regarding the future. It is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as insufficient investor interest in the Company’s securities, the impact of competitive products on the sales of the Company’s products, general economic conditions as they affect the Company’s prospective customers, including these four companies, acceptance of the Company’s products and other prospective customers using and managing cargo trailers, delivery trucks/vans, ocean containers and other cargo transport systems, the ability of third party manufacturers to produce the Company’s products, the Company’s ability to source product components in a timely manner, and new technological developments that may allow third parties to compromise the effectiveness of the Company’s products as a theft-deterrent system. Readers should also refer to the risk disclosures outlined in the Company’s registration statement on Form SB-2 filed with the Securities and Exchange Commission on May 17, 2004 and the Company’s other disclosure documents filed from time-to-time with the SEC.

Contact:

Aurelius Consulting Group, Maitland, Florida

   Investor Contact:
   Jeff Wadley, (407) 644-4256
   Jeff@aurcg.com
   http://www.runonideas.com